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CUSIP No. 127549103                        13G                 Page 7 of 8 Pages


                            EXHIBIT 1 TO SCHEDULE 13G


                                 June 2, 1997





    MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT LIMITED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

           MORGAN STANLEY ASSET MANAGEMENT  LIMITED

    BY:    /s/ Donald P. Ryan
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           Morgan Stanley Asset Management Limited
           Donald P. Ryan / Vice President Morgan Stanley Asset
                            Management Limited



           MORGAN STANLEY GROUP INC.

    BY:    /s/ Bruce Bromberg
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           Morgan Stanley Group Inc.
           Bruce Bromberg / Morgan Stanley & Co., Incorporated